EXHIBIT 99.1

[	PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          11-009

Date:           April 25, 2011                                                                        Contact:  Stephen Powers
                                          Director, Finance & Investor Relations

Helix Reports First Quarter 2011 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $25.9 million, or $0.24 per diluted share, for the first quarter of 2011 compared with a net loss of $17.9 million, or $(0.17) per diluted share, for the same period in 2010, and a net loss of $49.8 million, or $(0.48) per diluted share, in the fourth quarter of 2010.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “While weakness in the subsea construction market in the Gulf of Mexico remains a challenge for our Contracting Services business,  increased oil production combined with higher oil prices resulted in increased earnings and cash flow for Helix.  Consistent with our higher earnings and cash flow, our liquidity position increased to $837 million at March 31, 2011 from $787 million at December 31, 2010.  Separately, efforts to make our containment system, the Helix Fast Response System, available to producers in the Gulf of Mexico have begun to pay off in the permitting process.  Six deepwater drilling permits referencing our containment system have been approved since late February, and we are optimistic that permitting activity will continue to increase.  Consistent with improving activity levels for our Contracting Services business as well as the higher commodity price environment, we are upgrading our earnings outlook for 2011.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Revenues	$291,607	$201,570	$306,337

Gross Profit :
Operating (1)	$77,422	$37,134	$31,790
	27%	18%	10%
Oil and Gas Impairments(2)	-	(11,112)	(9,212)

Exploration Expense (3)	(346)	(166)	(6,496)
Total	$77,076	$25,856	$16,082

Net Income (Loss) Applicable to Common Shareholders (4)	$25,857	$(17,891)	$(49,821)

Diluted Earnings (Loss) Per Share	$0.24	$(0.17)	$(0.48)

Adjusted EBITDAX (5)	$149,219	$61,405	$95,310

Note: Footnotes listed at end of press release.

First quarter 2010 results included the following items:
*	A $17.5 million ($11.5 million after-tax) settlement of litigation related to a terminated 2007 international construction contract.
*
A net reduction of $5.2 million ($3.2 million after-tax) in the carrying values of certain oil and gas properties due primarily to the deterioration of field economics resulting from a significant decrease in natural gas prices.

The net impact of these items in the first quarter of 2010, after income taxes, was $(0.14) per diluted share.

Fourth quarter 2010 results included the following items:
*
Non-cash impairment charge of $16.7 million to write-off the carrying value of goodwill and a $7.1 million deferred tax asset valuation allowance attributable to our Southeast Asia well operations subsidiary (total of $23.9 million after-tax).

*
Impairment charges totaling $9.2 million primarily associated with a reduction in carrying values of certain oil and gas properties and $6.4 million related to expiring offshore leases ($10.2 million after-tax).

*	Loss associated with the Lufeng project offshore China of $21.4 million ($22.4 million after-tax) related to weather, downhole and mechanical issues.

The net impact of these items in the fourth quarter of 2010, after income taxes, was $(0.54) per diluted share.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)
	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Revenues:
Contracting Services	$131,537	$154,200	$185,291
Production Facilities	15,570	1,320	20,131
Oil and Gas	168,859	90,715	136,502
Intercompany Eliminations	(24,359)	(44,665)	(35,587)
Total	$291,607	$201,570	$306,337

Income (Loss) from Operations:
Contracting Services	$3,266	$27,486	$(8,148)
Goodwill Impairment (1)	-	-	(16,743)
Production Facilities	5,956	(37)	6,403
Oil and Gas (2)	53,586	10,614	17,048
Gain (Loss) on Oil and Gas DerivativeCommodity Contracts	-	-	(1,555)
Oil and Gas Impairments (3)	-	(11,112)	(9,212)
Exploration Expense (4)	(346)	(166)	(6,496)
Corporate (5)	(10,441)	(22,878)	(10,367)
Intercompany Eliminations	90	(12,305)	(390)
Total	$52,111	$(8,398)	$(29,460)
Equity in Earnings of Equity Investments	$5,650	$5,055	$6,537

Note: Footnotes listed at end of press release.

Contracting Services

o
Subsea Construction and Robotics revenues decreased in the first quarter of 2011 compared to the fourth quarter of 2010 attributable to a weak subsea construction market in the Gulf of Mexico. Overall, our utilization rate for our owned and chartered construction vessels decreased to 44% in the first quarter of 2011 from 84% in the fourth quarter of 2010. Further, global Robotics utilization declined to 49% in the first quarter of 2011 from 60% in the fourth quarter of 2010.

o
Well Operations revenues decreased in the first quarter of 2011 compared to the fourth quarter of 2010 due primarily to lower overall utilization (77% compared to 90%).  The Seawell incurred 17 days of repair and maintenance downtime and the Well Enhancer incurred 40 days of maintenance downtime during the first quarter of 2011.

o
Gross profit margins for our Contracting Services business were 8% in the first quarter of 2011 compared to 1% in the fourth quarter of 2010. Gross profit margins in the first quarter of 2011 were negatively impacted by low utilization in Subsea Construction and Robotics.  Gross profit margins in the fourth quarter of 2010 were negatively impacted by the loss on the Lufeng project offshore China.

Production Facilities

o	The HP I produced the Phoenix field throughout the first quarter of 2011.

Oil and Gas

o
Oil and Gas revenues increased in the first quarter of 2011 compared to the fourth quarter of 2010 due primarily to increased oil production and higher oil prices. Production in the first quarter of 2011 totaled 14.4 Bcfe compared to 13.7 Bcfe in the fourth quarter of 2010.

o
The average price realized for oil, including the effects of settled oil hedge contracts, totaled $90.49 per barrel in the first quarter of 2011 compared to $80.11 per barrel in the fourth quarter of 2010.  For natural gas, including the effect of settled gas hedge contracts, we realized $5.77 per thousand cubic feet of gas (Mcf) in the first quarter of 2011 compared to $6.11 per Mcf in the fourth quarter of 2010.

o
Our April 2011 oil and gas production rate has averaged approximately 140 million cubic feet of natural gas equivalent per day (MMcfe/d) through April 22, 2011, compared to an average of 160 MMcfe/d in the first quarter of 2011 and an average of 149 MMcfe/d in the fourth quarter of 2010.

o
We currently have oil and gas hedge contracts in place totaling 19.9 Bcfe (2.1 million barrels of oil and 7.4 Bcf of gas) for the remainder of 2011 (April through December) and 7.6 Bcfe (0.6 million barrels of oil and 4.0 Bcf of gas) in 2012.

Other Expenses

o
Selling, general and administrative expenses were 8.6% of revenue in the first quarter of 2011, 9.9% in the fourth quarter of 2010 and 11.4% in the first quarter of 2010 (excluding the $17.5 million pre-tax charge related to a payment to settle litigation related to a terminated 2007 international construction contract).

o
Net interest expense and other increased to $22.3 million in the first quarter of 2011 compared with $21.5 million in the fourth quarter of 2010. Net interest expense increased to $24.2 million in the first quarter of 2011 compared with $23.7 million in the fourth quarter of 2010, primarily reflecting lower interest income on our invested cash due to lower interest rates.

Financial Condition and Liquidity

o
Consolidated net debt at March 31, 2011 decreased to $916 million from $967 million at December 31, 2010. At March 31, 2011, we had no outstanding borrowings under our revolver. Our total liquidity at March 31, 2011 was approximately $837 million, consisting of cash on hand of $441 million and revolver availability of $396 million. Net debt to book capitalization as of March 31, 2011 was 41%.  (Net debt to book capitalization is a non-GAAP measure.  See reconciliation attached hereto.)

o	As of March 31, 2011, we were in compliance with all covenants and restrictions under our various loan agreements.

o
We incurred capital expenditures (including capitalized interest) totaling $44 million in the first quarter of 2011, compared to $33 million in the fourth quarter of 2010 and $75 million in the first quarter of 2010.

Footnotes to “Summary of Results”:

(1)
First quarter 2011 included $0.2 million of expense related to a weather derivative contract and $(3.6) million of net hurricane-related insurance recoveries.  First quarter 2010 included $0.3 million of expense related to a weather derivative contract and $2.1 million of hurricane-related costs. Fourth quarter 2010 included $2.3 million of expense related to a weather derivative contract and $0.1 million of hurricane-related costs.

(2)
First quarter 2010 impairments on our U.S. oil and gas properties ($7.0 million) were due primarily to the deterioration of certain fields’ economics following a significant decrease in natural gas prices during the period. We also impaired our U.K. offshore property ($4.1 million) during the first quarter of 2010. The U.K. impairment was offset by a gain on the reacquisition of our 50% co-owner’s interest in the U.K. field. Fourth quarter 2010 oil and gas impairments of $9.2 million were primarily related to a reduction in carrying value of certain oil and gas properties.

(3)	Fourth quarter 2010 included $6.4 million of exploration costs associated with offshore lease expirations.
(4)	First quarter 2010 included a payment of $17.5 million to settle litigation related to the termination of a 2007 international construction contract.
(5)	Non-GAAP measure. See reconciliation attached hereto.

Footnotes to “Segment Information, Operational and Financial Highlights”:

(1)	Fourth quarter 2010 included a non-cash impairment charge of $16.7 million to reduce the carrying value of goodwill attributable to our Southeast Asia well operations subsidiary.
(2)
First quarter 2011 included $0.2 million of expense related to a weather derivative contract and $(3.6) million of net hurricane-related insurance recoveries.  First quarter 2010 included $0.3 million of expense related to a weather derivative contract and $2.1 million of hurricane-related costs. Fourth quarter 2010 included $2.3 million of expense related to a weather derivative contract and $0.1 million of hurricane-related costs.

(3)
First quarter 2010 impairments on our U.S. oil and gas properties ($7.0 million) were due primarily to the deterioration of certain fields’ economics following a significant decrease in natural gas prices during the period. We also impaired our U.K. offshore property ($4.1 million) during the first quarter of 2010. The U.K. impairment was offset by a gain on the reacquisition of our 50% co-owner’s interest in the U.K. field. Fourth quarter 2010 oil and gas impairments of $9.2 million were primarily related to a reduction in carrying value of certain oil and gas properties.

(4)	Fourth quarter 2010 included $6.4 million of exploration costs associated with offshore lease expirations.
(5)	First quarter 2010 included a payment of $17.5 million to settle litigation related to the termination of a 2007 international construction contract.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its first quarter 2011 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com).  The call, scheduled for 9:00 a.m. Central Daylight Time on Tuesday, April 26, 2011, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-734-8582 for persons in the United States and +1-212-231-2905 for international participants. The passcode is "Tripodo".  A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDAX, net debt and net debt to book capitalization.  We calculate Adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization and exploration expense.  Net debt is calculated as the sum of financial debt less cash and equivalents on hand.  Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity.  These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period.  Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP.  Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

			Three Months Ended Mar. 31,
(in thousands, except per share data)			2011	2010
			(unaudited)

Net revenues:
Contracting services			$122,748	$110,855
Oil and gas			168,859	90,715
			291,607	201,570
Cost of sales:
Contracting services			106,907	86,248
Oil and gas			107,624	89,466
			214,531	175,714

Gross profit			77,076	25,856
Gain on sale of assets, net			16	6,247
Selling, general and administrative expenses			(24,981)	(40,501)
Income (loss) from operations			52,111	(8,398)
Equity in earnings of equity investments			5,650	5,055
Gain on subsidiary equity transaction			753	-
Net interest expense and other			(22,329)	(21,220)
Income (loss) before income taxes			36,185	(24,563)
Provision for (benefit of) income taxes			9,550	(7,561)
Net income (loss), including noncontrolling interests			26,635	(17,002)
Less: net income applicable to noncontrolling interests			(768)	(829)
Net income (loss) applicable to Helix			25,867	(17,831)
Preferred stock dividends			(10)	(60)
Net income (loss) applicable to Helix common shareholders			$25,857	$(17,891)

Weighted Avg. Common Shares Outstanding:
Basic			104,471	103,090
Diluted			104,903	103,090

Earnings (Loss) Per Share of Common Stock:
Basic			$0.24	$(0.17)
Diluted			$0.24	$(0.17)

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Mar. 31, 2011	Dec. 31, 2010	(in thousands)		Mar. 31, 2011	Dec. 31, 2010
	(unaudited)				(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents	$440,531	$391,085	Accounts payable		$126,364	$159,381
Accounts receivable	213,252	226,704	Accrued liabilities		199,479	198,237
Other current assets	113,829	123,065	Current mat of L-T debt (1)		9,638	10,179
Total Current Assets	767,612	740,854	Total Current Liabilities		335,481	367,797

Net Property & Equipment:			Long-term debt (1)		1,346,469	1,347,753
Contracting Services	1,455,109	1,452,837	Deferred income taxes		415,312	413,639
Oil and Gas	1,034,112	1,074,243	Asset retirement obligations		168,014	170,410
Equity investments	186,831	187,031	Other long-term liabilities		5,301	5,777
Goodwill	62,956	62,494	Convertible preferred stock (1)		1,000	1,000
Other assets, net	70,449	74,561	Shareholders' equity (1)		1,305,492	1,285,644
Total Assets	$3,577,069	$3,592,020	Total Liabilities & Equity		$3,577,069	$3,592,020

(1)	Net debt to book capitalization - 41% at March 31, 2011. Calculated as total debt less cash and equivalents ($915,576)
divided by sum of total net debt, convertible preferred stock and shareholders' equity ($2,222,068).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended March 31, 2011

Earnings Release:

Reconciliation From Net Income to Adjusted EBITDAX:

	1Q11	1Q10	4Q10
	(in thousands)

Net income (loss) applicable to common shareholders	$25,857	$(17,891)	$(49,821)
Non-cash impairment	-	11,112	21,549
Gain on asset sales	(769)	(6,247)	(919)
Preferred stock dividends	10	60	10
Income tax provision (benefit)	9,550	(7,563)	2,364
Net interest expense and other	22,320	21,179	21,484
Depreciation and amortization	91,905	60,589	94,147
Exploration expense	346	166	6,496

Adjusted EBITDAX	$149,219	$61,405	$95,310

We calculate adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization, and exploration expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended March 31, 2011

Earnings Release:

Reconciliation of significant items:

	1Q11	1Q10	4Q10
	(in thousands, except earnings per share data)

Property impairments and other charges:
Property impairments	$-	$11,112	$9,212
Exploration charges	-	-	6,394
Goodwill impairment	-	-	16,743
Lufeng loss	-	-	21,431
Settlement of litigation	-	17,455	-
Gain on acquisition	-	(5,960)	-
Tax provision (benefit) associated with above	-	(7,860)	2,755
Property impairments and other charges, net:	$-	$14,747	$56,535

Diluted shares	-	103,090	104,111
Net after income tax effect per share	$-	$0.14	$0.54